PRICING SUPPLEMENT NO. 71A                                       Rule 424(b)(3)
DATED: September 20, 2000                                    File No. 333-31980
(To Prospectus dated August 8, 2000,
and Prospectus Supplement dated August 11, 2000)

                                 $3,035,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $5,000,000    Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 9/25/2000  Fixed Rate Notes [ ]     Certificated Notes [ ]


Maturity Date: 9/25/2001        CUSIP#: 073928RV7

Option to Extend Maturity:      No    [x]
                                Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------        -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]   Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]   Federal Funds Rate                 Interest Reset Date(s):  *

[ ]   Treasury Rate                      Interest Reset Period:  Quarterly

[ ]   LIBOR Reuters                      Interest Payment Date(s):  **

[x]   LIBOR Telerate

[ ]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate:  6.61%            Interest Payment Period: Quarterly

Index Maturity: Three Months

Spread (plus or minus): -0.05%

*    On the 25th of each December, March, June and September prior to Maturity.

**   On the 25th of each December, March, June and September.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.